Exhibit 99.1

Palvella Therapeutics Reports Full Year 2024 Financial Results and Provides Corporate Update

Upon close of merger and $78.9mm concurrent private placement from a syndicate of leading healthcare-dedicated investors, completed transformation to a publicly traded rare disease biopharmaceutical company advancing a late clinical-stage pipeline and a platform for treating serious, rare genetic skin diseases

Top-line results from SELVA, a Phase 3 single-arm, baseline-controlled trial evaluating QTORIN™ 3.9% rapamycin anhydrous gel (QTORIN™ rapamycin) for the treatment of microcystic lymphatic malformations (microcystic LMs), on track for the first quarter of 2026

Top-line results from TOIVA, a Phase 2 single-arm, baseline-controlled trial evaluating QTORIN™ rapamycin for the treatment of cutaneous venous malformations (cutaneous VMs), on track for the fourth quarter of 2025

Planned QTORIN™ pipeline expansion in second half of 2025

Cash and cash equivalents of over $83 million as of December 31, 2024 expected to fund operations into the second half of 2027

Company to host conference call at 8:30 a.m. ET today

WAYNE, PA., March 31, 2025 (GLOBE NEWSWIRE) -- (Nasdaq: PVLA) Palvella Therapeutics, Inc. (Palvella or “the Company”), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapies to treat patients suffering from serious, rare genetic skin diseases for which there are no U.S. Food and Drug Administration (FDA)-approved therapies, reported financial results for the full year ending December 31, 2024 and provided a corporate update.

"2024 was marked by significant progress towards achieving our vision of becoming the leading rare disease biopharmaceutical company focused on serious, rare genetic skin diseases," said Wes Kaupinen, Founder and Chief Executive Officer of Palvella. "Upon the close of our merger and concurrent private placement in December 2024, we were able to rapidly advance QTORIN™ rapamycin, our lead product candidate from the QTORIN™ platform, into the Phase 3 SELVA study for the treatment of microcystic lymphatic malformations and the Phase 2 TOIVA study for the treatment of cutaneous venous malformations. Microcystic LMs and cutaneous VMs are both serious, rare, and chronically debilitating genetic diseases for which QTORIN™ rapamycin has the potential to be the first FDA-approved therapy and standard of care in the U.S.”

Mr. Kaupinen continued, “In addition to these two initial indications for QTORIN™ rapamycin, which we believe together could exceed $1 billion in U.S. peak annual sales,

we plan to broaden our pipeline in 2025 by advancing new and existing QTORIN™ programs for additional serious, rare genetic skin diseases with no FDA-approved therapies."

Recent Research and Development Highlights

QTORIN™ rapamycin for the treatment of microcystic LMs

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Microcystic LMs are a rare, chronically debilitating genetic disease caused by dysregulation of the phosphatidylinositol 3-kinase (PI3K)/mammalian target of rapamycin (mTOR) pathway. The disease is characterized by malformed lymphatic vessels that protrude through the skin and persistently leak lymph fluid (lymphorrhea) and bleed, often leading to recurrent serious infections and cellulitis that can cause hospitalization.
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There are no FDA-approved treatments for the estimated more than 30,000 individuals in the U.S. with microcystic LMs.
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In October 2024, the Company was awarded an Orphan Products Clinical Trials Program grant of up to $2.6 million from the FDA Office of Orphan Products Development to support the Phase 3 SELVA study, a 24-week, Phase 3, single-arm, baseline-controlled clinical trial of QTORIN™ rapamycin for the treatment of microcystic LMs. Out of 51 grant applications received by the FDA Orphan Products Grants Program in fiscal year 2024, Palvella’s Phase 3 clinical trial was one of seven new clinical trials that was awarded a grant.
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Two posters, including data supporting QTORIN™ rapamycin as a potential targeted therapy for the treatment of microcystic LMs and a review of the Phase 3 SELVA study, were presented at the 12th Pediatric Dermatology Research Alliance (PeDRA) Annual Conference in October 2024.
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In November 2024, Palvella dosed the first patient in the Phase 3 SELVA study.
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Breakthrough Therapy Designation, Orphan Drug Designation, and Fast Track Designation from the U.S. FDA have been granted to QTORIN™ rapamycin for the treatment of microcystic LMs. Orphan Drug Designation has also been granted by the European Medicines Agency.
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Top-line results from SELVA are anticipated in the first quarter of 2026.

QTORIN™ rapamycin for the treatment of cutaneous VMs

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Cutaneous VMs are a rare genetic disease caused by mutations in genes that cause overactivation of the PI3K/mTOR signaling pathway, leading to dysfunctional veins within the skin. These malformations can cause substantial morbidity and functional impairment, significantly impact quality of life, and are associated with severe bleeding, ulceration, and other potential complications.

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There are no FDA-approved treatments for the estimated more than 75,000 individuals in the U.S. with cutaneous VMs.
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Published case studies and real-world evidence from over 20 publications have provided preliminary evidence of clinical benefit from the off-label use of systemic rapamycin in the treatment of patients with venous malformations who have TIE2 and PIK3CA mutations while highlighting the need for topical agents which could potentially reduce the toxicities associated with systemic therapy.
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In January 2025, Palvella announced the dosing of the first patients in TOIVA, a Phase 2 single-arm, open-label, baseline-controlled clinical trial of QTORIN™ rapamycin for the treatment of cutaneous VMs.
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Fast Track Designation from the FDA has been granted to QTORIN™ rapamycin for the treatment of venous malformations.
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Top-line results from TOIVA are anticipated in the fourth quarter of 2025.

QTORIN™ rapamycin and QTORIN™ platform expansion

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The next target clinical indication for QTORIN™ rapamycin is anticipated in the second half of 2025. The expansion of QTORIN™ rapamycin into additional indications is supported by comprehensive publications by leading researchers, including Andrew Swarbrick et al (2021) and Dr. Joyce Teng and colleagues (Fogel et al, 2015) which highlight the broad potential of rapamycin in several difficult to treat, mTOR-driven skin diseases while advocating for targeted, topical approaches suited to improve tolerability and safety.

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The second product candidate from the QTORIN™ platform is anticipated in the second half of 2025. Similar to QTORIN™ rapamycin, we believe this product candidate will have the potential to be developed for several serious, rare genetic skin diseases.

Recent Corporate Highlights

•
In July 2024, Palvella announced a definitive merger agreement with Pieris Pharmaceuticals. In December 2024, the Company closed the merger and a concurrent private placement of $78.9 million, co-led by BVF Partners L.P. and Frazier Life Sciences. Additional new investors included Blue Owl Healthcare Opportunities, Nantahala Capital, DAFNA Capital Management, ADAR1 Capital Management, and a healthcare dedicated fund. Existing investors Samsara BioCapital, Petrichor, CAM Capital, Ligand Pharmaceuticals (Nasdaq: LGND), Integrated Finance Group (an AscellaHealth partner company), BioAdvance, and Gore Range Capital also committed to participate in the financing.

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Matthew Korenberg was appointed as Chief Financial Officer in October 2024. Mr. Korenberg is a seasoned executive with significant operational and financial leadership experience, including senior roles at Ligand Pharmaceuticals (NASDAQ: LGND) and in healthcare investment banking at Goldman Sachs.

Full Year 2024 Financial Results

•
Cash and cash equivalents as of December 31, 2024, were $83.6 million. Palvella expects such resources will be sufficient to fund its operations into the second half of 2027, and sufficient to accomplish its current strategic agenda.
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Research and development expenses were $8.2 million for the twelve months ended December 31, 2024, compared to $8.8 million for the twelve months ended December 31, 2023.
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General and administrative expenses were $5.9 million for the twelve months ended December 31, 2024, compared to $3.1 million for the twelve months ended December 31, 2023. The increase in G&A expenses was primarily driven by increases in expenses related to becoming a public company.
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Net loss was $17.4 million or $7.83 per basic and diluted share for the twelve months ended December 31, 2024, compared to net income of $17.9 million or $2.19 and $2.17 per basic and diluted share, respectively, for the twelve months ended December 31, 2023.
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Shares outstanding were 13,687,830 as of December 31, 2024, including 11,012,105 shares of common stock and 2,675,725 common share equivalents assuming conversion of our outstanding preferred shares and prefunded warrants.

Conference Call Details

Palvella will host a conference call and live audiovisual webcast to discuss the Company's full year 2024 financial results and provide a corporate update at 8:30 a.m. ET today. To access the live webcast of the call with slides please click here or visit the "Events & Presentations" section of Palvella’s website. To access the call by phone, please use this registration link, and you will be provided with dial in details. A replay of the webcast will be available approximately 2 hours after the conclusion of the call and archived for 90 days under the "Events & Presentations" section of the Company's website at www.palvellatx.com.

About Microcystic Lymphatic Malformations

Microcystic LMs are a rare, chronically debilitating genetic disease caused by dysregulation of the phosphatidylinositol 3-kinase (PI3K)/mammalian target of rapamycin (mTOR) pathway. The disease is characterized by malformed lymphatic vessels that protrude through the skin and persistently leak lymph fluid (lymphorrhea) and bleed, often leading to recurrent serious infections and cellulitis that can cause hospitalization. The natural history of microcystic LMs is persistent and progressive without spontaneous resolution, with symptoms generally worsening during life, including increases in the number and size of malformed vessels that lead to complications and lifetime morbidity. There are currently no FDA-approved treatments for the estimated more than 30,000 diagnosed patients with microcystic LMs in the United States.

About Cutaneous Venous Malformations

Cutaneous VMs are a rare genetic disease caused by mutations in genes that cause overactivation of the PI3K/mTOR signaling pathway, leading to dysfunctional veins within the skin. These malformations can cause substantial morbidity and functional impairment, significantly impact quality of life, and are associated with severe bleeding, ulceration, and other potential complications. An urgent need exists for an FDA-approved, targeted, localized therapy to treat cutaneous VMs. While published case studies and real-world evidence have provided preliminary evidence of clinical benefit from the off-label use of systemic mTOR inhibitors for venous malformations, there are currently no FDA-approved therapies for the estimated more than 75,000 diagnosed patients with cutaneous VMs in the U.S.

About Palvella Therapeutics

Founded and led by rare disease drug development veterans, Palvella Therapeutics, Inc. (Nasdaq: PVLA) is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapies to treat patients suffering from serious, rare genetic skin diseases for which there are no FDA-approved therapies. Palvella is developing a broad pipeline of product candidates based on its patented QTORIN™ platform, with an initial focus on serious, rare genetic skin diseases, many of which are lifelong in nature. Palvella’s lead product candidate, QTORIN 3.9% rapamycin anhydrous gel (QTORIN™ rapamycin), is currently being evaluated in the Phase 3 SELVA clinical trial in microcystic lymphatic malformations and the Phase 2 TOIVA clinical trial in cutaneous venous malformations. For more information, please visit www.palvellatx.com or follow Palvella on LinkedIn or X (formerly known as Twitter).

QTORIN™ rapamycin is for investigational use only and has not been approved or cleared by the FDA or by any other regulatory agency for any indication.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (Securities Act)). These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Palvella, as well as assumptions made by, and information currently available to, the management of Palvella. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Statements that are not historical facts are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected timing of the presentation of data from ongoing clinical trials, Palvella’s clinical development plans and related anticipated development milestones, Palvella’s cash and financial resources and expected cash runway, and the potential of, and expectations regarding, Palvella’s programs, including QTORIN™ rapamycin, and its research-stage opportunities, including its expected therapeutic potential and market opportunity. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the ability to raise additional capital to finance operations; the ability to advance product candidates through preclinical and clinical development; the ability to obtain regulatory approval for, and ultimately commercialize, Palvella’s product candidates, including QTORIN™ rapamycin; the outcome of early clinical trials for Palvella’s product candidates, including the ability of those trials to satisfy relevant governmental or regulatory requirements; the fact that data and results from clinical studies may not necessarily be indicative of future results; Palvella’s limited experience in designing clinical trials and lack of experience in conducting clinical trials; the ability to identify and pivot to other programs, product candidates, or indications that may be more profitable or successful than Palvella’s current product candidates; the substantial competition Palvella faces in discovering, developing, or commercializing products; the negative impacts of global events on operations, including ongoing and planned clinical trials and ongoing and planned preclinical studies; the ability to attract, hire, and retain skilled executive officers and employees; the ability of Palvella to protect its intellectual property and proprietary technologies; reliance on third parties, contract manufacturers, and contract research organizations; and the risks and uncertainties described in the filings made by Palvella with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that Palvella may face. Except as required by applicable law, Palvella does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference into this press release.

Contact Information

Investors

Wesley H. Kaupinen
Founder and CEO, Palvella Therapeutics
wes.kaupinen@palvellatx.com

Media

Marcy Nanus

Managing Partner, Trilon Advisors LLC

mnanus@trilonadvisors.com

PALVELLA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2024	2023
Operating expenses:
Research and development	$8,151	$8,793
General and administrative	5,944	3,076
Total operating expenses	14,095	11,869
Loss from operations	(14,095)	(11,869)
Total other income (expense), net	(3,339)	30,560
Net loss	$(17,434)	$18,691
Less: Cumulative Series D preferred dividends	—	(776)
Net (loss) income attributable to common stockholders	$(17,434)	$17,915

Net (loss) income per share:
— Basic	$(7.83)	$2.19
— Diluted	$(7.83)	$2.17
Weighted-average number of common shares used in computing net (loss) income per share:
— Basic	2,225,934	1,770,167
— Diluted	2,225,934	1,793,980

PALVELLA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$83,602	$7,350
Other current assets	4,632	198
Total current assets	88,234	7,548
Total assets	$88,234	$7,548
Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities	$12,038	$2,360
Non-current liabilities	13,589	9,068
Total liabilities	25,627	11,428
Total convertible preferred stock	—	70,603
Total stockholders' equity (deficit)	62,607	(74,483)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$88,234	$7,548